EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Superior Uniform Group, Inc. and subsidiary as of March 31, 2008 and for the periods ended March 31, 2008 and 2007, as indicated in our report dated April 24, 2008; because we did not perform an audit, we expressed no opinion on that information. We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q of Superior Uniform Group, Inc. for the quarter ended March 31, 2008 is incorporated by reference in Registration Statement on No. 33-105906, effective June 6, 2003, on Form S-8. We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ GRANT THORNTON LLP

Tampa, Florida
April 24, 2008